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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.


            October 13, 2003                                 0-30011
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Date of Report (Date of earliest event reported)     Commission File Number

                              TOTAL IDENTITY CORP.
             (Exact name of registrant as specified in its charter)


                  Florida                                   65-0309540
------------------------------------------------   ---------------------------
(State or other jurisdiction of incorporation or   (I.R.S. Employer
                    organization)                    Identification Number)



                      11924 Forest Hill Blvd., Suite 22-204
                            Wellington, Florida 33414
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              (Address of Principal Executive Offices) (Zip Code)



                                 (561) 202-8184
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              (Registrant's telephone number, including area code)



                               TMI HOLDINGS, INC.
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              (Former Name or Former Address, if Changed Since Last Report)

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Item 2.  Acquisition or Disposition of Assets

                 Acquisition of Total Identity Systems Completed

Effective on October 13, 2003, Total Identity Corp. f/k/a TMI Holdings, Inc., completed its acquisition of all of the issued and outstanding shares of Total Identity Systems Corp., a New York corporation. Total Identity Systems is a privately held, Rochester, New York-based custom sign manufacturer servicing local, regional and national accounts.

Initially, the Company purchased newly issued shares of Total Identity Systems in an amount equal to 60% of the issued and outstanding shares of Total Identity Systems. The purchase price for those shares was $1,000,000, of which $150,000 was paid at the closing and the balance is payable in three installments prior to December 31, 2003.

Immediately following the acquisition, the Company purchased the remaining 40% interest in Total Identity Systems from Robert David. The purchase price for the 40% interest was $800,000, which is payable in monthly installments over a period of three years commencing in April 2004. The $800,000 promissory note evidencing the purchase price has been guaranteed by Total Identity Systems. All of the shares purchased by the Company have been pledged to Mr. David as security for the Company's obligations under both stock purchase agreements. If the Company defaults in the payment of its obligations under either of the stock purchase agreements, Robert David may reacquire the Total Identity Systems Corp. shares purchased by the Company.

In connection with the acquisition, (a) Total Identity Systems entered into a three-year employment agreement with Charles Finzer to serve as the President of Total Identity Systems, and (b) the Company entered into a three-year employment agreement with Robert David to serve as a vice president of the Company. Total Identity Systems also entered into a ten-year lease with 2340 Townline Road Corporation, a company wholly owned by Robert David, covering the Rochester, New York facilities where Total Identity Systems currently operates. The lease has been guaranteed by the Company.

The Company paid the $150,000 downpayment against the purchase price for the shares acquired from Total Identity Systems through a 12% convertible debenture in the principal amount of $150,000 sold by the Company to Argilus Capital, LLC. The principal amount of the debenture is to be repaid on January 10, 2004 from the proceeds of a financing proposed to be placed by Argilus Capital; provided, that if the financing is not completed by January 10, 2004, Argilus Capital's sole recourse for repayment of the debenture shall be from the proceeds of sale of 400,000 shares of the Company's common stock provided as additional consideration to Argilus Capital by a shareholder of the Company. Interest on the debenture is payable monthly, at the rate of 12% per annum, commencing November 1, 2003. Repayment of the debenture has been guaranteed by Richard R. Dwyer, President of the Company.

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Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

         (a) Financial Statements for the periods specified in Rule 3-05(b) of Regulation S-X shall be filed by amendment within 60 days of the date of this filing.

         (b) Pro Forma Financial Information required pursuant to Article 11 of Regulation S-X shall be filed by amendment within 60 days of the date of this filing.

         (c) Exhibits.

         10.1 Stock Purchase Agreement dated October 13, 2003 by and between Total Identity Corp. and Total Identity Systems Corp.

         10.2 Stock Purchase Agreement dated October 13, 2003 by and between Total Identity Corp. and Robert David.

         10.3 Employment Agreement dated October 13, 2003 by and between Charles Finzer and Total Identity Systems Corp.

         10.4 Employment Agreement dated October 13, 2003 by and between Robert David and Total Identity Corp.

         10.5 Promissory Note dated October 13, 2003 from Total Identity Systems Corp. to Robert David.

         10.6 Pledge Agreement dated October 13, 2003 by and between Total Identity Corp. and Robert David.

         10.7 Lease dated October 13, 2003 by and between Total Identity Systems Corp. and 2340 Townline Road Corporation.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: October 28, 2003          TOTAL IDENTITY CORP.



                                 By: /s/ Richard R. Dwyer
                                     -----------------------------------------
                                         Richard R. Dwyer
                                         President and Chief Executive Officer